As filed with the Securities and Exchange Commission on April 13, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGNACHIP SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	83-0406195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A.

74, rue de Merl, B.P. 709, L-2146 Luxembourg R.C.S.

Luxembourg B97483

(Address of principal executive offices)

MAGNACHIP SEMICONDUCTOR CORPORATION 2011 EQUITY INCENTIVE PLAN (the “2011 Plan”)

AND

MAGNACHIP SEMICONDUCTOR CORPORATION 2011 EMPLOYEE STOCK PURCHASE PLAN (the “ESPP”)

(Full title of plans)

(Name, address and telephone number of agent for service)	(Copy to:)

John McFarland

Executive Vice President, General Counsel and Secretary

c/o MagnaChip Semiconductor, Inc.

20400 Stevens Creek Boulevard, Suite 370

Cupertino, CA 95014

Tel: (408) 625-5999

Fax: (408) 625-5990

Micheal J. Reagan, Esq. W. Stuart Ogg, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 Tel: (650) 739-3939 Fax: (650) 739-3900

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share
- Shares available for future awards under the 2011 Plan	758,151	(2)	$11.60	$8,794,551.60	$1,007.86
- Shares available for future purchase under the ESPP	379,075	(3)	$11.60	$4,397,270.00	$503.93
TOTAL	1,137,226			$13,191,821.60	$1,511.78

(1)	The amount being registered also includes an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends and anti-dilution provisions and other terms pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2011 Plan on January 1, 2012 pursuant to an “evergreen” provision contained in the 2011 Plan. Pursuant to such provision, on January 1st of each calendar year commencing in 2012 and ending on (and including) January 1, 2021, the number of shares authorized for issuance under the 2011 Plan is automatically increased by a number equal to the smaller of (i) two percent (2%) of the number of shares of Common Stock issued and outstanding on December 31st of the preceding calendar year or (ii) an amount determined by the Registrant’s Board of Directors.

(3)

Represents shares Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s ESPP on January 1, 2012 pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision, on January 1st of each calendar year commencing in 2012 and ending on (and including) January 1, 2021, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the smallest of (i) one percent (1.0%) of the number of shares of Common Stock issued and outstanding on December 31st of the preceding calendar year, (ii) 789,890 shares of Common Stock or (iii) an amount determined by the Registrant’s Board of Directors.

(4)	Determined solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on (i) with respect to 758,151 shares of Common Stock that may be offered and sold from time to time by the Registrant in accordance with the terms of the 2011 Plan, $11.60, which is the average of the high and low prices for the Registrant’s Common Stock as reported on the New York Stock Exchange (the “NYSE”) on April 9, 2012, and (ii) with respect to 379,075 shares of Common Stock that may be offered and sold from time to time by the Registrant in accordance with the terms of the ESPP, $11.60, which is the average of the high and low prices for the Registrant’s Common Stock as reported on the NYSE on April 9, 2012, multiplied by 95%, which is the percentage of the trading price per share applicable to purchasers under the ESPP.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-172864

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective pursuant to the automatic increase provisions of such plans. The Registrant previously registered shares of its Common Stock for issuance under the 2011 Plan and the ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 16, 2011 (File No. 333-172864). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Seoul, Republic of Korea on April 13, 2012.

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Sang Park
Sang Park Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sang Park, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of MagnaChip Semiconductor Corporation and in the capacities and on the dates indicated:

/s/ Sang Park Sang Park	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 13, 2012

/s/ Margaret Sakai Margaret Sakai	Chief Financial Officer (Principal Financial and Accounting Officer)	April 13, 2012

/s/ Michael Elkins Michael Elkins	Director	April 13, 2012

/s/ Randal Klein Randal Klein	Director	April 13, 2012

/s/ Ilbok Lee Ilbok Lee	Director	April 13, 2012

/s/ Brian Mulhern Brian Mulhern	Director	April 13, 2012

/s/ R. Douglas Norby R. Douglas Norby	Director	April 13, 2012

/s/ Nader Tavakoli Nader Tavakoli	Director	April 13, 2012

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Certificate of Incorporation of MagnaChip Semiconductor Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 11, 2011).

4.2	Bylaws of MagnaChip Semiconductor Corporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 11, 2011).

5.1	Opinion of Jones Day regarding the validity of the shares of Common Stock being registered on this Registration Statement.

23.1	Consent of Samil PricewaterhouseCoopers.

23.2	Consent of Jones Day (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.2	MagnaChip Semiconductor Corporation 2011 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.26 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.3	MagnaChip Semiconductor Corporation 2011 Form of Stock Option Agreement (U.S. Participants) (incorporated by reference to Exhibit 10.55 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.4	MagnaChip Semiconductor Corporation 2011 Form of Stock Option Agreement (Non-U.S. Participants) (incorporated by reference to Exhibit 10.56 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.5	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (U.S. Participants) (incorporated by reference to Exhibit 10.57 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.6	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (Non-U.S. Participants) (incorporated by reference to Exhibit 10.58 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.7	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Agreement (U.S. Participants) (incorporated by reference to Exhibit 10.59 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.8	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Agreement (Non-U.S. Participants) (incorporated by reference to Exhibit 10.60 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).